Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-73327 on Form S-8 of Unitil Corporation of our report dated June 25, 2025, appearing on this Annual Report on Form 11-K of the Unitil Corporation Tax Deferred Savings and Investment Plan for the year ended December 31, 2024.

/s/ Berry, Dunn, McNeil & Parker, LLC

Manchester, New Hampshire

June 26, 2026